Exhibit 99.1

News Release

For more information contact:

Media Contact:

Lori Stafford

Assistant Vice President Corp. Communications

(262) 879-5130

lori.stafford@fiserv.com

Investor Contact:

David Banks

Vice President Investor Relations

(262) 879-5055

david.banks@fiserv.com

For immediate release:

December 4, 2007

Fiserv Completes Acquisition of CheckFree

Brookfield, Wis., December 4, 2007 – Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology services to the financial industry, today announced the completion of its acquisition of CheckFree Corporation, a world leader in financial electronic commerce services and products, including electronic bill payment and internet banking. Under terms of the transaction, Fiserv acquired CheckFree for approximately $4.4 billion in cash, or $48 per share.

“Combining our two companies’ broad range of market leading capabilities will provide a platform to deliver unprecedented innovation in financial services technology,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “CheckFree’s key strengths – world-class products and a culture of dynamic innovation – will accelerate our Fiserv 2.0 strategies resulting in a client value proposition unrivaled in the market today. Both companies have been strong, and together we will be even stronger.”

More than 3,000 financial services web sites use the electronic billing and payment services provided by CheckFree, and growth will continue as consumers and businesses move from paper to electronic processes. Additionally, CheckFree has the market-leading online banking platform for financial institutions and its investment services platform processes portfolios with assets under management totaling more than $1.8 trillion.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

CheckFree’s client base of large financial institutions complements Fiserv’s base of more than 18,000 clients. The newly combined company has the expertise, solutions and scale to support financial institutions of any size in a number of areas including core processing, electronic billing, risk management, payments (including cash and logistics, ACH, imaging, online, phone, emergency and walk-in) and wealth management/managed accounts.

“CheckFree has defined innovation in online banking, electronic billing and payment, financial software and payment infrastructures, and the delivery of investment services technology for managed accounts,” said Pete Kight, former CheckFree Chairman and Chief Executive Officer. “Now, we have the opportunity to integrate and innovate with the unrivaled breadth and scale of Fiserv’s technology platforms. We have an opportunity to create compelling value for our clients in areas that are tremendously important to their success and growth.”

The combined company’s pro-forma revenue for 2006 was more than $4.5 billion (excluding the previously announced sales of Fiserv ISS and Fiserv Health), serves more than 21,000 customers in 275 locations worldwide, and has more than 25,000 employees.

New Senior Management Structure

Yabuki will continue to serve as CEO and President of Fiserv, Inc., and Donald F. Dillon will continue to serve as Chairman of the Board. Tom Hirsch will continue as the company’s Chief Financial Officer.

Kight will be named Vice Chairman of Fiserv and will lead new product development and strategic integration. Additionally, Kight will join its Board of Directors. Steve Olsen, former Chief Operating Officer of CheckFree, will become Fiserv’s Group President of Internet Banking and Electronic Payments. Olsen will lead the company’s bill payments, internet banking, treasury/cash management and investment management businesses.

“This is an historic day for Fiserv,” said Yabuki. “Going forward, we are in the enviable position of having numerous market leading products and services, along with a fantastic group of employees working together to deliver increased value for our clients and shareholders. We couldn’t be more excited about the future.”

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

The company also announced that Norm Balthasar, Senior Executive Vice President and Chief Operating Officer, will retire from his position on December 31, 2007. Balthasar’s intent to retire in 2008 had been previously announced in 2005. Balthasar will remain with the company through June 30, 2008 to ensure a seamless transition and to assist in the CheckFree integration.

“Norm has been a key contributor and leader in Fiserv since its inception. His deep knowledge of the business and strong intuition have combined to create tremendous results,” said Yabuki. “We will miss Norm’s counsel, insights and friendship, and wish him well as he embarks on the next phase of his life.”

Financing

The transaction was funded with a combination of debt instruments, including $2.5 billion in proceeds from a 5 year term loan, $1.75 billion in proceeds from publicly issued 5 and 10 year notes, and proceeds from its credit facilities.

Advisors

Fiserv was advised by Credit Suisse and Sullivan & Cromwell LLP. CheckFree was advised by Goldman, Sachs & Co. and Wachtell, Lipton, Rosen & Katz.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software and systems solutions. Headquartered in Brookfield, Wis., the company serves more than 21,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv and CheckFree had more than $4.5 billion in combined pro forma total revenue for 2006. For more information, please visit www.fiserv.com.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate CheckFree’s operations into those of Fiserv; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at CheckFree; and the amount of the costs, fees, expenses and charges related to the merger and the financing transactions consummated to finance the merger. Fiserv is subject to, among other matters, changes in customer demand for its products and services, pricing and other actions by competitors, general changes in local, regional, national and international economic conditions and the impact they may have on Fiserv and its customers and Fiserv’s assessment of that impact; proposed or enacted legislation affecting the financial services industry as a whole, and/or Fiserv and its subsidiaries individually or collectively; regulatory supervision and oversight; rapid technological developments and changes; Fiserv’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and the other factors discussed in “Risk Factors” in Fiserv’s Annual Report on Form 10-K for the most recently ended fiscal year and Fiserv’s other filings with the SEC, which are available at http://www.sec.gov. Fiserv does not assume any obligation to update the information in this release. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date hereof.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com